EXHIBIT 99.1

True Nature Holding Releases Letter to Shareholders from Board of Directors

ATLANTA, GA / ACCESSWIRE / October 5, 2016 / True Nature Holding, Inc. (OTCQB: TNTY) (the "Company") announced that the Board of Directors has released an open letter to shareholders, describing changes in operations, future plans and its commitment to shareholders.

Newly appointed Chairman Amy Lance stated, "Based on recent events and consistent with our long term plans, your Company is resetting its business by divesting itself of its initial acquisition to focus on better acquisition opportunities. Your new management team is committed to executing its business strategy carefully to assure a good return on investment."

The new Board of Directors has taken the following actions in the last week:

•

We have set a goal to acquire compounding pharmacies with an aggregate of $40 million of annualized revenue in the next 12 months. We intend to only consider operations that are profitable and cash flow positive with a preponderance of cash payors versus insurance reimbursement. We also seek a strong component of veterinary oriented business.

•

Consistent with those goals, we have decided to discontinue our efforts to integrate the P3/Integrity pharmacy which we acquired in late June. We believe this business will require too much capital and attention to contribute to our financial goals in the near term. We have reached agreement with the former owners to take it over in a "spin-out", and will experience a write off during our Q3 quarterly report.

•

We have been able to convert a substantial amount of our debt obligations to equity based on stakeholders' belief and willingness to commit to the strategy. We believe our balance sheet is cleaner and better positioned for the acquisition financing we need to reach our goal. Working with our investment banking partners, we expect that the financing we need will be available when we have the right transaction in sight, while recognizing that we do not control market conditions and there is risk in our plans.

•

We have formed a non-executive Advisory Board, and intend to recruit up to eight (8) experienced professionals in the pharmacy and healthcare industry. Our first two (2) advisors will be:

Dr. James G. McMurray, age 75, an early investor in the Company and a practicing Urologist for more than 40 years. He is located in Huntsville, AL and is the owner of Medical Affiliated Research Center, an independent clinical research entity funded by pharmaceutical companies and,

Mr. Phillip Giordano, who is the owner of a compounding pharmacy in Boca Raton, Florida. Mr. Giordano, age 57, is a licensed pharmacist and has advised the Company since the formation of Newco4pharmacy, LLC, which was acquired by the Company in 2015.

We plan to recruit some new executives, with an emphasis on a team that is entrepreneurial, incentive driven and aligned with the interests of the shareholders.

Thank you for your support and we hope to meet many of you at our Annual Shareholders meeting.

Sincerely,

Ms. Amy Lance, Chairman and Interim CEO on behalf of the Board of Directors

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

To learn more about the Company, go to www.truenaturepharma.com.

Contact Information:

Mack Leath, 404-254-6980
contact@truenaturepharma.com